Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Dated: March 18, 2013

EOS CAPITAL PARTNERS III, L.P.

By: ECP General III, L.P., its general partner

By: ECP III, LLC, its general partner

By:	/S/ BRIAN YOUNG
Name:	Brian Young
Title:	Chairman

ECP GENERAL III, L.P.

By: ECP III, LLC, its general partner

By:	/S/ BRIAN YOUNG
Name:	Brian Young
Title:	Chairman

ECP III, LLC

By:	/S/ BRIAN YOUNG
Name:	Brian Young
Title:	Chairman

EOS PARTNERS, L.P.

By: Eos General, L.L.C., its general partner

By:	/S/ BRIAN YOUNG
Name:	Brian Young
Title:	Managing Member

EOS GENERAL, L.L.C.

By:	/S/ BRIAN YOUNG
Name:	Brian Young
Title:	Managing Member